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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AEROFLEX INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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AEROFLEX INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
November 10, 2005

To our Stockholders:

        The annual meeting of stockholders of AEROFLEX INCORPORATED will be held at the Garden City Hotel, Stewart Avenue, Garden City, New York on Thursday, November 10, 2005, beginning at 10:00 a.m. At the meeting, you will be asked to vote on the following matters:

  1.
  Election of three directors, each for a term of three years;

  2.
  Amendment of the 2002 Outside Directors' Stock Option Plan increasing the number of shares of common stock available for grant under the Plan by 600,000 shares; and

  3.
  Any other matters that properly come before the meeting.

        If you are a stockholder of record at the close of business on September 30, 2005, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about October 6, 2005.

        Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

By Order of the Board of Directors, LEONARD BOROW Secretary
Dated:	Plainview, New York October 6, 2005

AEROFLEX INCORPORATED
35 South Service Road
Plainview, New York 11803

ANNUAL MEETING OF STOCKHOLDERS
Thursday, November 10, 2005

PROXY STATEMENT

        Our annual meeting of stockholders will be held on Thursday, November 10, 2005 at the Garden City Hotel, Stewart Avenue, Garden City, New York, at 10:00 a.m. Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement, which was prepared by our management for the board, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being sent to stockholders on or about October 6, 2005.

ABOUT THE MEETING

What is being considered at the meeting?

        You will be voting for:

  1.
  the election of three directors, each for a term of three years; and

  2.
  the amendment of our 2002 Outside Directors' Stock Option Plan.

        We do not expect to ask you to vote on any other matters at the meeting.

        In addition, our management will report on our performance during fiscal 2005 and respond to your questions.

Who is entitled to vote at the meeting?

        You may vote if you owned stock as of the close of business on September 30, 2005. Each share of stock is entitled to one vote.

How do I vote?

        You can vote in two ways:

  1.
  by attending the meeting; or

  2.
  by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

        Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

        Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors and FOR the amendment of our 2002 Outside Directors' Stock Option Plan.

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 212-936-5100.

Will my shares be voted if I do not provide my proxy?

        If your shares are held in the name of the brokerage firm, they may be voted by a broker on routine matters, such as the election of our directors. Brokers are prohibited from exercising discretionary authority on non-routine matters, such as proposal 2, for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"). In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the meeting and entitled to vote, those shares will be counted for the purpose of determining if a quorum is present.

        If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

How many votes must be present to hold the meeting?

        Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of September 30, 2005 must be present at the meeting. This is referred to as a quorum. On September 30, 2005, we had 74,677,711 shares issued and outstanding.

What vote is required to elect directors?

        Directors are elected by a plurality of the votes cast. Abstentions will have no effect on the voting outcome with respect to the election of directors.

What vote is required to amend the 2002 Outside Directors' Stock Option Plan?

        The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item will be required for approval. An abstention will be counted as a vote against this proposal and broker non-votes will have no effect on the vote.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our by-laws provide for a Board of Directors of not less than three nor more than twelve directors, classified into three classes as nearly equal in number as possible, with each class serving for a three-year period. Our Board of Directors now consists of eleven directors. The directors in each class are:

Class I (To Serve Until the Annual Meeting of Stockholders in 2005)	Class II (To Serve Until the Annual Meeting of Stockholders in 2006)	Class III (To Serve Until the Annual Meeting of Stockholders in 2007)
John F. Benedik(2)(3)	Harvey R. Blau	Paul Abecassis
Michael Gorin	Ernest E. Courchene, Jr.(1)(2)	Leonard Borow
Eugene Novikoff	Michael A. Nelson(1)(2)	Milton Brenner
Barton D. Strong(1)(3)	Joseph E. Pompeo(2)(3)

(1)
Member of Ethics, Nominating and Governance Committee.

(2)
Member of Audit Committee.

(3)
Member of Compensation Committee.

        John F. Benedik, Ernest E. Courchene, Jr., and Barton D. Strong are nominated for election to Class I to hold office until our annual meeting of stockholders in 2008 or until their successors are chosen and qualified. Messrs. Benedik and Strong are currently serving as directors in Class I and Mr. Courchene is currently serving as a director in Class II. Messrs. Gorin and Novikoff are not seeking re-election and will be retiring from the Board of Directors at the time of the Annual Meeting. All of our nominees were recommended by our Ethics, Nominating and Governance Committee, which recommendation was approved by our Board of Directors.

        Unless you indicate otherwise, shares represented by executed proxies will be voted for the election as directors of Messrs. Benedik, Courchene and Strong. If any of them is unavailable, the shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Nominee Biographies

        Mr. John F. Benedik has been a director since May 2005. Mr. Benedik is licensed as a Certified Public Accountant in the States of New York and New Jersey. Mr. Benedik was a partner in the firm of Arthur Andersen LLP from 1980 until his retirement, as partner, in August 2002, having joined that firm in 1970 after receiving his MBA from Columbia University. He served as Division Head for the Consumer Products and Services Audit Division of the New York Metropolitan Area from 1994 to 1998, Managing Partner of the New Jersey office from 1999 to 2002 and Practice Director of the New York Metropolitan offices from 1998 to 2002. From September 2002 to May 2003, Mr. Benedik was a Managing Director of Arthur Andersen LLP. Since May 2003, Mr. Benedik has acted as an independent consultant, providing litigation support services.

        Mr. Ernest E. Courchene, Jr. has been a director since April 1980. Mr. Courchene served from May 1987 to May 1992 as Vice Chairman and a director of Digitech Industries, Inc., a manufacturer of data communications diagnostic equipment. From May 1983 to May 1987, Mr. Courchene was President of Southport Capital Group Ltd., an investment banking firm, and from March 1980 to November 1985, he was Chairman of the Board of Harbor Electronics Inc., a manufacturer of cable assemblies for the electronics industry. Since retirement, Mr. Courchene has acted as an independent consultant.

        Rear Admiral Barton D. Strong (USN Ret.) has been a director since August 2005. Rear Admiral Strong retired from the United States Navy in 1999 after 35 years of service. Since 1999, Rear Admiral Strong has served as an independent consultant to the government and industry for defense systems acquisition. Rear Admiral Strong is a director of Indra Systems, Inc., a designer and manufacturer of aircrew trainers, training systems and Automatic Test Equipment for civil and military aircraft.

Standing Director Biographies

        Mr. Paul Abecassis has been a director since August 1998. Mr. Abecassis has been an investment banker for more than the past 20 years. He joined Bear Stearns International Limited, an investment banking firm, as a Managing Director in May 1990 and became a Senior Managing Director in September 1992.

        Mr. Harvey R. Blau was appointed as our Chairman of the Board and Chief Executive Officer in October 1991. Mr. Blau had previously served as Vice Chairman from November 1983 until October 1991 and has been a director since 1980. Mr. Blau is also Chairman of the Board and Chief Executive Officer of Griffon Corporation, a diversified industrial company that produces garage doors, specialty plastic films and electronic and information communications systems.

        Mr. Leonard Borow has been our employee in various executive positions since November 1989 and has been President since August 2005, Chief Operating Officer since October 1991, a director since November 1992 and Secretary since November 1993. From February 2004 until August 2005, Mr. Borow was one of our Vice Chairmen and from October 1991 until February 2004, Mr. Borow was our Executive Vice President. Prior to joining us, Mr. Borow was President of Comstron Corporation, a manufacturer of fast switching frequency synthesizers and components, which we acquired in November 1989.

        Mr. Milton Brenner has been a director since August 1988. Until his retirement in September 1988, Mr. Brenner was President of Aeroflex Laboratories Incorporated, one of our subsidiaries, for more than 15 years. Mr. Brenner was previously a director from 1973 to 1986.

        Mr. Michael Gorin has been our employee in various executive positions since July 1985 and has been one of our Vice Chairmen since February 2004 and a director since August 1990. From October 1991 to September 2005, Mr. Gorin was our Chief Financial Officer, from October 1988 to February 2004, Mr. Gorin was our President and from 1986 to October 1988, Mr. Gorin was our Vice President-Finance. From May 1980 until July 1985, Mr. Gorin was Senior Vice President of Republic National Bank of New York. Mr. Gorin is licensed as a Certified Public Accountant in the State of New York. Mr. Gorin will retire from the Company effective December 31, 2005 and will not be seeking re-election to the Board of Directors.

        Lieutenant General Michael A. Nelson (USAF Ret.) has been a director since November 2003. General Nelson retired from the United States Air Force in 1994 after 35 years of service. From 1995 to 2002, he served as President and Chief Executive Officer of the Military Officers' Association of America. From 2002 to July 2005, General Nelson served as President of the National War College Alumni Association and since September 2003 as President of the Air Force Historical Foundation.

        Mr. Eugene Novikoff has been a director since June 1979. Mr. Novikoff is a professional engineer and during the period from 1972 to 1978 was a director and Vice President (in charge of development and engineering) for Knogo Corporation, a manufacturing and service organization engaged in providing equipment and devices to libraries and retail businesses to reduce losses from pilferage. Since January 1979, Mr. Novikoff was a self-employed consulting engineer and is now retired. Mr. Novikoff will not be seeking re-election to the Board of Directors.

        Joseph E. Pompeo has been a director since November 2002. Mr. Pompeo is licensed as a Certified Public Accountant in the State of New Jersey. Mr. Pompeo was, from 1974 until June 2000, a partner at Arthur Andersen LLP, serving as Director of the International Business Practice of the New York metropolitan area offices from 1995 to 1999, as Managing Partner of the New Jersey offices from 1994 to 1998, partner-in-charge of the Accounting and Auditing Division of the New Jersey offices from 1989 to 1994 and partner-in-charge of the Accounting and Auditing Division of the San Juan, Puerto Rico office from 1979 to 1981. Since retirement, Mr. Pompeo has acted as an independent consultant.

CORPORATE GOVERNANCE

Director Independence

        The Board of Directors has determined that each of Messrs. Abecassis, Benedik, Brenner, Courchene, Nelson, Novikoff, Pompeo and Strong are independent under Nasdaq Rule 4200. All of the standing committees of the Board are composed solely of independent directors. These committees are: the Audit Committee, the Compensation Committee and the Ethics, Nominating & Governance Committee.

Committee Membership, Meetings and Attendance

        During the fiscal year ended June 30, 2005, there were:

  •
  twelve meetings of the Board of Directors;

  •
  twelve meetings of the Audit Committee;

  •
  six meetings of the Compensation Committee; and

  •
  eight meetings of the Ethics, Nominating and Governance Committee.

        Since our fiscal year end there have been two meetings of each of the Board of Directors, the Compensation Committee and the Ethics, Nominating & Governance Committee and four meetings of the Audit Committee.

        Each director attended or participated in at least 75% of the aggregate number of meetings of the Board of Directors and his respective committees held during our fiscal year ended June 30, 2005.

        It is our policy to have our Directors attend our annual meetings of stockholders. All of our directors attended last year's stockholders meeting.

Board Committees

        We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Our Audit Committee is appointed by the Board to assist the Board in monitoring (1) our accounting and financial reporting processes, (2) the integrity of our financial statements, (3) the independent auditors' qualifications and independence, (4) the performance of our internal audit function and independent auditors and (5) our compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, evaluate and, where appropriate, to replace the independent auditor. In discharging its duties, the Audit Committee reviews and discusses with management and the independent auditor various issues, including but not limited to:

  •
  the annual audited and quarterly unaudited financial statements;

  •
  the financial reporting issues and judgments made in connection with the preparation of our financial statements; and

  •
  the design and operation of internal controls.

See "Audit Committee Report." A copy of the Audit Committee charter is attached as Exhibit A and can be found on our website at www.aeroflex.com.

        Our Compensation Committee is responsible for executive compensation and the granting of stock options to officers, employees and consultants. See "Compensation Committee Report on Executive Compensation." A copy of the Compensation Committee Charter can be found on our website at www.aeroflex.com.

        Our Ethics, Nominating & Goverance Committee is responsible for: (1) monitoring compliance with our Employee Code of Business Conduct and Corporate Ethics Policy; (2) reviewing suggestions of candidates for director made by directors, stockholders, management and others; (3) assisting the Board by identifying individuals qualified to become Board members, and recommending to the Board the director nominees for the next Annual Meeting of Shareholders; (4) recommending to the Board the Corporate Governance Guidelines applicable to the Company; (5) leading the Board in its annual review of the Board's performance; and (6) recommending to the Board director nominees for each committee. There is no difference in the manner in which a nominee is evaluated based on whether the nominee is recommended by a stockholder or otherwise. The Ethics, Nominating and Governance Committee recommended the current nominees for election to the Board, which recommendation was approved by the Board. A copy of the Ethics, Nominating & Governance Committee Charter can be found on our website at www.aeroflex.com.

Stockholder Communications

        Mail can be addressed to Directors in care of the Office of the Secretary, Aeroflex Incorporated, 35 South Service Road, PO Box 6022, Plainview, NY 11803. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to "Outside Directors" or "Non-Management Directors" will be forwarded or delivered to each of the non-employee directors. Mail addressed to the "Board of Directors" will be forwarded or delivered to the Chairman of the Board.

Directors' Compensation

        Directors who are not our employees receive an annual fee of $20,000 and a fee of $1,000 for each Board of Directors and committee meeting they attend. In addition, the Chairman of the Audit Committee receives an additional $7,000 a year.

Guidelines for Business Conduct

        Our Board of Directors has adopted a Code of Business Conduct and Corporate Ethics Policy which has been designated as the code of ethics for directors, officers and employees in performing their duties. The Code of Business Conduct and Corporate Ethics Policy sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. Our Board of Directors has also adopted a Code of Ethics applicable to our Chairman, Chief Executive Officer and Senior Financial Officers. The Code of Business Conduct and Corporate Ethics Policy and the Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers may be found on our website at www.aeroflex.com.

Executive Sessions

        Our independent directors meet at regularly scheduled executive sessions on at least a quarterly basis. Mr. Abecassis generally chairs the executive sessions of the independent directors. Our independent directors met in executive session four times during fiscal 2005.

Board Self-Evaluation

        The Board conducts an annual self-evaluation that is led by our Ethics, Nominating and Governance Committee. This assessment focuses on the Board's contribution to the company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, each of the Audit, Compensation, and Ethics, Nominating & Governance committees conducts an annual self-evaluation of the committee and its charter.

Directors' Nominations

        Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. In order to be timely, the notice must be delivered

  •
  in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if the annual meeting is called for a date that is not within 25 days of the anniversary date of the prior year's annual meeting, the notice must be received not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made; and

  •
  in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

        The stockholder's notice to the Secretary must set forth (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his name, age, business address and residence address, (b) his principal occupation and employment, (c) the class and series and number of shares of each class and series of capital stock of Aeroflex which are owned beneficially or of record by him and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice (a) his name and record address, (b) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by him, (c) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (d) a representation by him that he is a holder of record of stock of Aeroflex entitled to vote at such meeting and that he intends to appear in person or by proxy at the meeting to nominate the person or persons named in his notice and (e) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

PROPOSAL 2—AMENDMENT TO
THE 2002 OUTSIDE DIRECTORS' STOCK OPTION PLAN

Introduction

        At the meeting, you will be asked to approve an amendment to the Aeroflex Incorporated 2002 Outside Directors' Stock Option Plan (the "Plan") to increase the number of shares of our common stock available for grant under the Plan by 600,000 shares.

        The Plan was originally approved by our Board of Directors in August 2002 and by our Stockholders in November 2002. The Plan is intended to assure that the compensation of our outside directors is competitive and to provide equity incentives to enable us to attract and retain the services of highly qualified and experienced non-employee board members.

        Under the Plan, each non-employee board member receives an automatic option grant for 25,000 shares of common stock each March 1 during the term of the Plan during which he or she is serving as director provided (i) he or she has served on the Board for at least three full months prior to the date of grant, and (ii) the grant is subject to his or her continued services as an outside director.

        As of September 30, 2005, the Plan had 475,000 options outstanding with 41,667 shares remaining available for grant. In order to attract and retain the quantity and quality of non-employee board members that are critical to our future success, the Board believes that the number of shares available for grant under the Plan needs to be increased.

        In August 2005, our Board of Directors approved, subject to and effective upon stockholder approval, an amendment to the Plan. The amendment proposes to increase the shares of our common stock available under the Plan by 600,000 shares from 525,000 to 1,125,000 shares.

        The following is a summary of the principal features of the Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Plan. A copy of the Plan, as proposed to be amended, is attached hereto as Exhibit B.

Shares Reserved for Issuance

        Under the current terms of the Plan, the aggregate number of shares of our common stock issuable upon the exercise of all stock options under the Plan is 525,000. The number of shares issuable is subject to adjustment upon the occurrence of certain events including stock dividends, stock splits, reverse stock splits, spin-offs, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by us.

Administration of the Plan

        Administration of grants of options under the Plan is self-executing under the terms of the Plan and no committee of the Board of Directors exercises discretion. Shareholder approval constitutes pre-approval of each option granted under the Plan on or after the date of approval and the subsequent exercise of that option pursuant to the terms of the Plan and the applicable stock option agreement. All other provisions of the Plan are administered by the Board of Directors.

        The Board of Directors has authority to interpret the Plan, including to prescribe, amend and rescind the rules and regulations relating to the Plan. The Board of Directors does not have the right to reprice any outstanding options without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

Eligibility

        Only non-employee board members are eligible to participate in the Plan. As of the date hereof, we have eight non-employee board members, all of whom, except for one non-employee director who is not standing for re-election, would be eligible to receive awards under the Plan.

Exercise Price, Term, Vesting Schedule

        The options to be granted under the Plan will be non-qualified stock options. The exercise price for the options will be the closing price of our common stock on the day before the date of grant of the option. The exercise price of outstanding options is subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

        Stock options granted under the Plan shall expire not later than ten years from the date of grant.

        Stock options granted under the Plan become exercisable only in installments as follows:

  •
  up to thirty-three and one-third percent (33 1/3%) on the date of grant;

  •
  up to sixty-six and two-thirds percent (66 2/3%) of the subject shares on and after the first anniversary of the date of grant; and

  •
  up to all of the subject shares on and after the second anniversary of the date of the grant of such option.

        Upon the exercise of an option, optionees may pay the exercise price, at our option, in cash, by check, in shares of common stock valued at their fair market value on the date of exercise, or for consideration received under any cashless exercise program implemented by us in connection with the Plan, or a combination thereof.

        A stock option is exercisable during the optionee's lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is serving as a director, except that, upon termination of his service (other than (1) by death or (2) by total and permanent disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination.

        In the event an optionee is unable to continue service as a Director as a result of total and permanent disability, the optionee may exercise such options at any time within twelve months after his or her termination, but only to the extent such option is exercisable on the date of termination. In the event of the death of an optionee during his term as a Director, the optionee's estate or any person who acquires the right to exercise such Option by bequest or inheritance may exercise such Option at any time within twelve months following the date of death, but only to the extent such Option is exercisable on the date of death.

Change in Control

        In the event of a "change in control", at the option of the Board of Directors (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after the change in control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares under the option.

        For the purposes of the Plan, a change in control is defined as

  •
  a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934 (the "Exchange Act"); or

  •
  if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Aeroflex or any "person" who on the date of the adoption of the Plan is a director or officer of Aeroflex, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of our then outstanding securities; or

  •
  if during any period of two (2) consecutive years during the term of the Plan, individuals who at the beginning of such period constitute the board of directors, cease for any reason to constitute at least a majority of the board.

Federal Income Tax Consequences

        The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to the options granted under the Plan. This summary is not intended to be exhaustive. Among other things, it does not describe state, local or foreign income tax consequences.

        We understand that under present federal income tax laws, the grant of stock options creates no tax consequences for an optionee or for us. Upon exercising a non-qualified stock option, the optionee must generally recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the common stock on the date of exercise. The fair market value of the shares on the date of exercise will constitute the tax basis for the shares for computing gain or loss on their subsequent sale.

        Compensation that is subject to a substantial risk of forfeiture generally is not included in income until the risk of forfeiture lapses. Under current law, optionees who are either directors, officers or more than 10% stockholders are subject to the "short-swing" insider trading restrictions of Section 16(b) of the Exchange Act. The Section 16(b) restriction is considered a substantial risk of forfeiture for tax purposes. Consequently, the time of recognition of compensation income and its amount will be determined when the restriction ceases to apply. The Section 16(b) restriction lapses six months after the date of exercise.

        Nevertheless, an optionee who is subject to the Section 16(b) restriction is entitled to elect to recognize income on the date of exercise of the option. The election must be made within 30 days of the date of exercise. If the election is made, the results are the same as if the optionee were not subject to the Section 16(b) restriction.

        If permitted by our board of directors and if the optionee pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the optionee's tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the optionee to pay the exercise price, the optionee's tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the optionee's tax basis will equal the fair market value of the share on the date of exercise and the optionee's holding period will begin on the day after the exercise date. The optionee's compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock.

        We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income. We will be required to comply with applicable federal income tax withholding and information reporting requirements with respect to the amount of ordinary compensation income recognized by the optionee. If our Board of Directors permits shares of our common stock to be used to satisfy tax withholding, such shares will be valued at their fair market value on the date of exercise.

        When a sale of the acquired shares occurs, an optionee will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will receive long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

New Plan Benefits

        Under the Plan, each non-employee board member receives an automatic option grant for 25,000 shares of common stock each March 1 during the term of the Plan during which he or she is serving as director provided (i) he or she has served on the Board for at least three full months prior to the date of grant, and (ii) the grant is subject to his or her continued services as an outside director.

NEW PLAN BENEFITS
2002 OUTSIDE DIRECTORS' EQUITY INCENTIVE PLAN

Name and Position	Number of Options
CEO	0
Executive Group	0
Non-Executive Director Group	175,000	(1)
Non-Executive Officer Employee Group	0

(1)
Based upon there being seven non-executive directors for a period of one year.

Vote Required and the Recommendation of the Board

        Our Board of Directors believes that it is in our best long-term interests to amend the Plan to have available an equity incentive compensation plan to attract, retain and motivate highly qualified and experienced non-employee directors.

        The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item will be required for approval.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER AEROFLEX INCORPORATED 2002 OUTSIDE DIRECTORS' STOCK OPTION PLAN BY 600,000 SHARES.

STOCK OWNERSHIP

        The following information, including stock ownership, is submitted with respect to our directors, director nominees, each executive officer named in the "Summary Compensation Table," and for all executive officers and directors as a group. Based solely on filings with the Securities and Exchange Commission, there were no holders of more than five percent of our common stock as of September 30, 2005, the record date of the Annual Meeting.

Name Officers and Directors	Age	Occupation	Director Since	Number of Shares of Common Stock Beneficially Owned(1)(2)
Harvey R. Blau	69	Chairman and CEO	July 1980	3,127,205	(3)	4.0%
Michael Gorin	63	Vice Chairman	August 1990	2,327,319	(4)	3.0%
Leonard Borow	57	President and COO	November 1992	2,641,590	(5)	3.4%
Carl Caruso	61	Vice President— Manufacturing	—	470,716	(6)	*
Charles Badlato	46	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	—	395,071	(7)	*
Paul Abecassis	55	Investment Banker	August 1998	237,500	(8)	*
John F. Benedik	57	Consultant	May 2005	—		*
Milton Brenner	77	Retired	August 1988	221,372	(9)	*
Ernest E. Courchene, Jr	73	Business Consultant	April 1980	357,600	(10)	*
Michael A. Nelson	67	Retired	November 2003	27,400	(11)	*
Eugene Novikoff	81	Retired	June 1979	152,956	(12)	*
Joseph E. Pompeo	67	Consultant	November 2002	52,000	(13)	*
Barton D. Strong	62	Consultant	August 2005	—		*
All Directors and Officers as a Group (14 persons)				10,694,062	(14)	12.7%

*
Less than 1%

(1)
Unless otherwise noted, ownership represents sole voting and investment power.

(2)
Includes options currently exercisable or exercisable within 60 days under our Outside Director Stock Option Plan, 1996 Stock Option Plan, 1998 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Option Plan, Key Employee Stock Option Plan, 2002 Stock Option Plan and 2002 Outside Directors' Stock Option Plan.

(3)
Includes options currently exercisable or exercisable within 60 days to purchase 2,979,653 shares of common stock. Also includes 16,656 shares owned by his wife, to which Mr. Blau disclaims beneficial ownership.

(4)
Includes options currently exercisable or exercisable within 60 days to purchase 2,166,809 shares of common stock.

(5)
Includes options currently exercisable or exercisable within 60 days to purchase 2,410,450 shares of common stock.

(6)
Includes options currently exercisable or exercisable within 60 days to purchase 367,419 shares of common stock.

(7)
Includes options currently exercisable or exercisable within 60 days to purchase 347,659 shares of common stock.

(8)
Includes options currently exercisable to purchase 212,500 shares of common stock.

(9)
Includes options currently exercisable to purchase 139,000 shares of common stock and 7,500 shares owned by his wife.

(10)
Includes options currently exercisable to purchase 225,000 shares of common stock.

(11)
Includes options currently exercisable to purchase 25,000 shares of common stock.

(12)
Includes options currently exercisable to purchase 150,000 shares of common stock.

(13)
Includes options currently exercisable to purchase 50,000 shares of common stock and 2,000 shares owned by his wife.

(14)
Includes options currently exercisable or exercisable within 60 days to purchase 9,731,824 shares of common stock.

MANAGEMENT

Our Officers

        Our officers are:

Name	Position Held
Harvey R. Blau	Chairman of the Board and Chief Executive Officer
Michael Gorin	Vice Chairman
Leonard Borow	President, Chief Operating Officer and Secretary
Charles Badlato	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)
John Buyko	Vice President
Carl Caruso	Vice President—Manufacturing

        Mr. Charles Badlato has been employed by us in various financial positions since December 1987 and has been our Vice President since February 2004 and Treasurer since February 1994. From May 1981 until December 1987, Mr. Badlato was employed by various certified public accounting firms, most recently as an audit manager with Touche Ross & Co. Mr. Badlato is licensed as a certified public accountant in the State of New York.

        Mr. John Buyko, age 45, has been employed by us in various executive positions since January 1991 and has been our Vice President since August 2005 and President of Aeroflex Microelectronic Solutions ("AMS") since June 2001. From December 1998 until June 2001, Mr. Buyko was Senior Vice President-Marketing and Sales of AMS.

        Mr. Carl Caruso has been employed by us as Vice President of Aeroflex Plainview, Inc. since November 1989 and has been our Vice President—Manufacturing since February 1997. Prior to joining us, Mr. Caruso was Vice President of Comstron Corporation, which we acquired in November 1989.

For the biographies of Messrs. Blau, Borow and Gorin, please see "Proposal 1—Election of Directors".

EXECUTIVE COMPENSATION
Summary Compensation Table

        The following table sets forth information with respect to our Chairman/Chief Executive Officer and each of our other executive officers who were serving as of June 30, 2005 for services rendered for the years ended June 30, 2005, 2004 and 2003.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Other Annual Compensation(3)		Restricted Stock Awards	Stock Option Awards(#)	Long-Term Incentive Plan Payouts		All Other Compensation(4)
Harvey R. Blau Chairman and Chief Executive Officer	2005 2004 2003	$341,765 327,294 309,260	$636,235 634,682 398,447	$	— — —	— — —	— 700,000 —	$	— — —	$71,515 71,515 71,515
Michael Gorin Vice Chairman and Chief Financial Officer(5)	2005 2004 2003	434,907 416,499 393,557	$565,631 578,879 398,447	$	— — —	— — —	— 550,000 —	$	— — —	$67,563 67,924 65,985
Leonard Borow President and Chief Operating Officer	2005 2004 2003	434,907 416,499 393,557	$534,334 578,960 398,447	$	— — —	— — —	— 550,000 —	$	— — —	$52,897 56,045 51,668
Carl Caruso Vice President— Manufacturing	2005 2004 2003	274,619 263,174 249,452	$230,000 190,000 100,000	$	— — —	— — —	— 50,000 —	$	— — —	$7,737 8,000 6,344
Charles Badlato Vice President, Treasurer and Assistant Secretary	2005 2004 2003	209,564 191,612 174,875	$135,000 105,000 70,000	$	— — —	— — —	25,000 45,000 —	$	— — —	$11,775 11,125 10,628

(1)
"Salary" includes contributions to our 401(k) Plan by each of the executive officers listed below for the fiscal years ended June 30, 2005, 2004 and 2003, as follows:

Name	2005	2004	2003
Michael Gorin	$13,276	$12,521	$12,758
Leonard Borow	$14,000	$16,000	$14,000
Carl Caruso	$17,474	$16,356	$11,500
Charles Badlato	$13,300	$12,787	$11,000

(2)
Pursuant to their respective employment agreements, Messrs. Blau, Gorin and Borow have deferred the following amounts that they were entitled to receive for the respective fiscal year:

Name	2005	2004	2003
Harvey R. Blau	$476,987	$514,362	$—
Michael Gorin	$547,591	$570,165	$—
Leonard Borow	$578,888	$570,084	$—

(3)
Other annual compensation does not include amounts of certain perquisites and other non-cash benefits which we provide since those amounts are not more than the lesser of (a) $50,000 or (b) 10% of the total annual base salary and bonus disclosed for the officer.

(4)
All other compensation includes $71,515, $60,040, $45,325 and $5,125 of premiums paid by us in each year under certain split-dollar life insurance policies on the lives of Messrs. Blau, Gorin, Borow and Badlato, respectively. We are the owner of the policies and beneficiary to the extent of the premiums paid. All other compensation also includes our matching contribution to the 401(k) Plan on behalf of each named executive officer.

(5)
Effective September 27, 2005, Mr. Gorin no longer serves as Chief Financial Officer.

Employment Agreements

        Effective March 1, 1999, we entered into employment agreements with each of Messrs. Blau and Borow. As amended, the agreements expire December 31, 2009. Pursuant to these agreements:

  •
  Mr. Blau currently receives a base salary of $334,771, subject to semi-annual cost of living adjustments, and an annual bonus equal to 3 percent of our consolidated pre-tax earnings, as defined, for each fiscal year;

  •
  Mr. Borow currently receives a base salary of $426,017, subject to semi-annual cost of living adjustments and an annual bonus equal to 3 percent of our consolidated pre-tax earnings, as defined, for each fiscal year.

        Each employment agreement further provides for a three-year consulting period after the termination of employment during which each executive will receive consulting payments in an annual amount equal to two-thirds of his last annual base salary. The employment agreements also provide for life insurance and for the continuation of certain benefits following death or disability.

        Effective September 1, 1999, we entered into amendments to the employment agreements with Messrs. Blau and Borow so that the amount of any bonus payable to each of them in any year which would be nondeductible solely by reason of Section 162(m) of the Internal Revenue Code will be deferred. Section 162(m) provides that compensation paid to our executive officers that is not formally approved by our stockholders in excess of $1,000,000 is not deductible for Federal income tax purposes. Effective September 1, 2001, we entered into additional amendments to the employment agreements with Messrs. Blau and Borow so that the amount of any bonus which is deferred shall be deposited into a "rabbi" trust for the benefit of the executive. The September 2001 amendment also permits the payment to the executive of such deferred amounts in any year in which he earns less than the amount deductible under Section 162(m). Effective May 13, 2004, we entered into additional amendments to the employment agreements with Messrs. Blau and Borow extending the term of employment under their agreements to December 31, 2009.

        In August 2005, we entered into a consulting and retirement agreement with Mr. Gorin. Pursuant to the agreement, Mr. Gorin will resign as Vice Chairman, Chief Financial Officer and employee effective as of December 31, 2005, subject to earlier termination as Chief Financial Officer upon the appointment of his successor. On September 27, 2005, Charles Badlato, our Vice President, Treasurer and Assistant Secretary, was designated by the Board of Directors as our principal financial officer and principal accounting officer, as a result of which, on September 27, 2005, Mr. Gorin ceased to be our Chief Financial Officer. Effective upon his termination as an employee, and until December 31, 2009, Mr. Gorin shall serve as our consultant and shall be entitled to receive a consulting fee equal to his salary in effect on the date of termination, subject to annual cost-of-living increases. Mr. Gorin is entitled to continue to receive his salary through the date of termination and his bonus for the fiscal year ended June 30, 2005. In lieu of the annual bonus which would have otherwise been payable to Mr. Gorin for the fiscal year ended June 30, 2006, he will be entitled to receive two payments, each for $500,000, payable January 1, 2006 and July 1, 2006.

        In November 2003, we entered into an employment agreement with Mr. Caruso which provides for a term of employment ending in November 2006; however, the term automatically extends for successive one year periods unless notice of non-renewal is given. No such notice has been given to date. Under the agreement, Mr. Caruso currently receives an annual salary of $254,823, together with cost of living adjustments.

        In November 2003, we entered into an employment agreement with Mr. Badlato which provides for a term of employment ending in November 2006; however, the term automatically extends for successive one year periods unless notice of non-renewal is given. No such notice has been given to date. Under the agreement, Mr. Badlato currently receives an annual salary of $197,978, together with cost of living adjustments.

        In the event that we terminate the employment of Messrs. Blau, Borow, Caruso or Badlato without cause, the terminated employee is entitled to receive his salary and incentive payment, if any, for the remainder of the contract term. The employment agreements for Messrs. Blau and Borow further provide that in the event there is a change in the control of the company, as defined therein, each executive has the option, exercisable within one year after such event, to terminate his employment agreement. Upon such termination, he has the right to receive, as a lump sum payment, the compensation (including incentive bonus, if any) remaining to be paid for the balance of the term of the agreement. In addition, we will provide the executive with a tax gross-up payment to cover any excise tax due. The employment agreement between us and each of Messrs. Caruso and Badlato provides that in the event there is a change in control the executive has the option, exercisable within six (6) months of becoming aware of such event, to terminate his employment agreement. Upon such termination, the executive has the right to receive his base salary for the remainder of the term of the contract.

Stock Option Plans

        We currently have nine stock option plans—Outside Director Stock Option Plan, 1994 Non-Qualified Stock Option Plan, 1996 Stock Option Plan, 1998 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Option Plan, Key Employee Stock Option Plan, 2002 Stock Option Plan and 2002 Outside Directors' Stock Option Plan. The plans were designed to strengthen our ability to attract and retain in our employ persons of training, experience and ability and to furnish additional incentives to officers, employees, consultants and directors.

        In December 1993, the Board of Directors adopted, subject to stockholder approval obtained in November 1994, the Outside Director Plan which, as amended in November 1996, covers 1,250,000 shares of common stock, and expired in 2003. The Outside Director Plan provided for an annual grant to each non-employee director of options to purchase 25,000 shares of common stock. In November 2002, the stockholders approved the 2002 Outside Directors' Stock Option Plan which covers 525,000 shares of common stock and expires in August 2012. The 2002 Outside Directors' Plan provides for an annual grant to each non-employee director of options to purchase 25,000 shares of common stock on March 1 of each year commencing March 1, 2003. There are currently 41,667 shares remaining for the grant of additional awards under the 2002 Outside Directors' Stock Option Plan. See Proposal 2—Amendment to the 2002 Outside Directors' Stock Option Plan.

        The 1994 Plan, 1996 Plan and 1998 Plan each covers 3,750,000 shares of common stock, with a total of 27,497 shares remaining for the grant of additional awards under all of those plans. The 1999 Plan covers 2,250,000 shares of common stock, with 3,750 shares remaining for the grant of additional awards. The 2000 Plan covers 6,175,000 shares of common stock, with 1,464,903 shares remaining for the grant of additional awards. The Key Employee Plan covers 4,000,000 shares of common stock, with 200,000 shares remaining for the grant of additional awards. The 2002 Plan covers 1,500,000 shares of common stock, with 947,000 shares remaining for the grant of additional awards. The 1994 Plan (which expired in 2004), the 1998 Plan (which expires in 2008), the 1999 Plan (which expires in 2009), the 2000 Plan (which expires in 2010), and the 2002 Plan (which expires in 2012) all permit the granting of non-qualified options to our officers, other employees and consultants and the 1998 Plan, 1999 Plan, 2000 Plan and 2002 Plan also permit the granting of non-qualified options to our directors. The Key Employee Plan (which expires in 2010) permits the granting of non-qualified options to our officers and other employees. The 1996 Plan (which expires in 2006) permits the granting of both non-qualified and incentive stock options to our officers, employees and consultants. These plans are administered by a committee of two or more members of the Board of Directors, currently the Compensation Committee, which determines, among other things, (1) the individuals to whom options shall be granted, (2) the time or times at which options shall be granted, (3) the number of shares to be subject to each option, (4) the purchase price of the shares, (5) the vesting of each option and (6) the term of each option, with the exception that no option can be granted at less than market value at the time of grant and options may only be exercised before the expiration of ten years from the date of grant. The Committee does not have the right to reprice any outstanding options without the affirmative vote of a majority of the stockholders voting on the repricing proposal. Each option granted under these plans may be exercised only during the continuance of an optionee's employment or service with us, except under certain circumstances.

        The following table sets forth all stock option grants to the named executive officers during the fiscal year ended June 30, 2005:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)(6)
Name	Number Of Securities Underlying Options Granted (#)(2)	Percent of Total Options Granted To Employees/ Directors in Fiscal Year(3)	Exercise Or Base Price ($/Sh)(2)	Expiration Date	Stock Price 5%(4)	Dollar Gain($)(5)	Stock Price 10%(4)	Dollar Gain($)(5)
Charles Badlato	25,000	2.2%	$8.55	06/19/15	$13.93	$134,426	$22.18	$340,662

(1)
All grants are under the 2000 Plan.

(2)
Grants were made at 100% of the market value of our common stock on the date of grant. Grants were 100% vested on date of grant.

(3)
Total options granted to employees, consultants and directors in 2005 were for 1,154,500 shares of common stock.

(4)
The stock price represents the price of our common stock if the assumed annual rates of stock price appreciation are achieved over the term of each of the options.

(5)
Dollar gains are based on the assumed annual rates of appreciation of the exercise price of each option for the term of the option, less the exercise price.

(6)
The increases in market value of our stock for all stockholders as of September 30, 2005, assuming annual rates of stock price appreciation from June 30, 2005 (closing stock price of $8.40 per share on June 30, 2005) over the ten year period used in this table, aggregate approximately $395 million at a 5% rate and approximately $1.0 billion at 10%.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information concerning options exercised during the year ended June 30, 2005 by the named executive officers and the value of unexercised options held by them as of June 30, 2005:

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Harvey R. Blau	—	$0	2,979,653	—	$2,134,762	$—
Michael Gorin	—	0	2,166,809	—	902,104	—
Leonard Borow	—	0	2,410,450	—	1,653,047	—
Carl Caruso	—	0	361,169	18,750	213,786	4,500
Charles Badlato	—	0	341,409	18,750	283,108	4,500

(1)
Based upon the closing price of our common stock of $8.40 on June 30, 2005.

Equity Compensation Plan Information

        The following chart summarizes the options outstanding and available to be issued at September 30, 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c))
Equity compensation plans approved by security holders	7,479,071	$12.49	263,343
Equity compensation plans not approved by security holders	7,886,061	$11.04	2,421,474

Total	15,365,132	$11.74	2,684,817

Supplemental Executive Retirement Plan

        Effective January 1, 1994, we established the Aeroflex Incorporated Supplemental Executive Retirement Plan ("SERP") for certain of our officers. No benefits were payable prior to January 1, 1996.

        The Normal Retirement Age under the SERP is 70. The SERP would provide an annual benefit of 50% of Final Average Pay. "Final Average Pay" means the average of the three highest paid calendar years out of the last ten prior to retirement. Benefits are also payable, on a reduced basis, for early retirement after the sum of a participant's age and years of service equals 70 and the participant attains age 55. Retirement benefits are payable for life, with a guarantee of 10 years of payments. In addition, the SERP provides a pre-retirement death benefit payable for 10 years to the participant's beneficiary and a disability benefit with a guarantee of 10 years of payment; provided that any disability benefit shall be reduced by the amount of the disability benefit payable under the participant's employment agreement, if any.

        A "rabbi" trust has been established to which contributions are made annually to provide for the benefits under the SERP. The trust is funding the benefits partially through insurance contracts.

        The following table show the projected annual benefits payable at age 70 under the SERP. The number of years of credited service of the participants as of June 30, 2005 are: Mr. Blau, 24; Mr. Gorin, 19; Mr. Borow, 27; and Mr. Badlato, 17.

Supplemental Executive Retirement Plan Table
Annual Benefit at Normal Retirement

	Years of Service
Final Average Annual Pay(1)
	10	15	20	25	30
$200,000	$100,000	$100,000	$100,000	$100,000	$100,000
400,000	200,000	200,000	200,000	200,000	200,000
500,000	250,000	250,000	250,000	250,000	250,000
1,000,000	500,000	500,000	500,000	500,000	500,000
1,500,000	750,000	750,000	750,000	750,000	750,000
2,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000

(1)
Average of a participant's highest three years' compensation out of the last ten prior to retirement as reported on Form W-2 but excluding stock related compensation and including deferred compensation.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2005, our Compensation Committee consisted of Messrs. Eugene Novikoff, Joseph Pompeo and Michael A. Nelson. None of them were our officers or employees during fiscal 2005 nor did they have any relationship with us which requires disclosure in this proxy statement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The compensation of our executive officers is determined by the Compensation Committee of our Board of Directors, subject to applicable employment agreements. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2005 is furnished by the directors who comprised the Compensation Committee during fiscal 2005.

General Policies

        Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve our corporate objectives, and thereby increase shareholder value. It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our businesses. To attain these objectives, our executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management—Employment Agreements".

        Stock options are granted to employees, including our executive officers, under our option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing Aeroflex from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of common stock on the date of grant. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on our profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

        From time to time, the Compensation Committee may utilize the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. The Compensation Committee was advised by a compensation consultant regarding the grant of options to senior management during fiscal 2005. No compensation consultant is paid on a retainer basis.

Relationship of Compensation to Performance and Compensation of Chief Executive Officer

        The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries to be paid to our executive officers during the coming year. The base salary of each of Messrs. Blau, Gorin, Borow, Caruso and Badlato was established by contract. In setting salaries, the Compensation Committee takes into account several factors, including the extent to which an individual may participate in the stock plans maintained by us, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

        For fiscal 2005, pursuant to the terms of his employment agreement with us, our Chairman received a base salary and additional compensation (See "Employment Agreements").

The Compensation Committee: Eugene Novikoff (Chairman) Michael A. Nelson Joseph E. Pompeo

AUDIT COMMITTEE REPORT

        The Audit Committee is comprised of four independent directors as defined by Rule 4200(a)(15) of the NASD listing standards. The Audit Committee held twelve meetings in fiscal 2005. As required by its written charter, which is attached as Exhibit "A" to this Proxy Statement, which sets forth its responsibilities and duties, at those meetings the Audit Committee reviewed and discussed the audited financial statements with Aeroflex's management and discussed with KPMG LLP, Aeroflex's independent accountants, the matters required to be discussed by Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards, AU§380), as amended.

        The Audit Committee has received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with KPMG that firm's independence. Based upon these reviews and discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors of Aeroflex that the audited consolidated financial statements for Aeroflex be included in Aeroflex's Annual Report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the Securities and Exchange Commission.

        The Audit Committee has also reviewed and discussed the fees paid to KPMG during the last fiscal year for audit and non-audit services, which are set forth below under "Audit and Related Fees," and has determined that the provision of the non-audit services are compatible with the firm's independence.

The Audit Committee Ernest E. Courchene, Jr. (Chairman) John F. Benedik Michael A. Nelson Joseph E. Pompeo

Audit Committee Financial Expert

        The Board has determined that Joseph E. Pompeo, a member of the Audit Committee since November 2002, and John F. Benedik, a member of the Audit Committee since May 2005, each qualify as an "Audit Committee Financial Expert," as defined by Securities and Exchange Commission rules, based on their education, experience and background.

AUDIT AND RELATED FEES

Audit Fees

        We were billed by KPMG, LLP the aggregate amount of approximately $3,977,000 in respect of fiscal 2005 and $1,264,000 in respect of fiscal 2004 for fees for professional services rendered for the audit of our annual financial statements and review of our financial statements included in our Forms 10-Q. The increase in fiscal 2005 is primarily attributable to the audit of the effectiveness of our internal controls over financial reporting.

Audit-Related Fees

        We were billed by KPMG, LLP the aggregate amount of $41,000 in respect of fiscal 2005 and $0 in respect of fiscal 2004 in respect of assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and review of our financial statements included in our Forms 10-Q that are not reported under the preceding paragraph.

Tax Fees

        KPMG, LLP did not render any services during fiscal 2005 or fiscal 2004 for tax compliance, tax advice or tax planning services.

All Other Fees

        KPMG, LLP rendered other services consisting primarily of services rendered in connection with statutory audits in foreign jurisdictions and audits of employee benefit plans. Aggregate fees billed for all other services rendered by KPMG, LLP were approximately $19,000 for fiscal 2005 and $349,000 for fiscal 2004.

        Our Audit Committee has determined that the provision of services by KPMG, LLP other than for audit related services is compatible with maintaining the independence of KPMG, LLP as our independent accountants.

Pre-Approval Policies

        Our Audit Committee has determined not to adopt any blanket pre-approval policies. Instead, the Committee determined that it will, through designated individuals, specifically pre-approve the provision by KPMG, LLP of all audit or non-audit services.

        Our Audit Committee approved all of the services provided by KPMG, LLP and described in the preceding paragraphs.

COMMON STOCK PERFORMANCE GRAPH

        The following graph provides a comparison of cumulative stockholder return among us, Standard and Poors' 500 companies and Standard and Poors' electronics (instrumentation) companies from June 2000 to June 2005:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG AEROFLEX INCORPORATED, THE S&P 500 INDEX
AND THE S&P ELECTRONIC EQUIPMENT MANUFACTURERS INDEX

*
$100 invested on 6/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Data Points for Performance Graph

	Cumulative Total Return
	6/00	6/01	6/02	6/03	6/04	6/05
AEROFLEX INCORPORATED	100.00	52.83	34.97	38.94	71.85	42.26
S&P 500	100.00	85.17	69.85	70.03	83.41	88.68
S&P ELECTRONIC EQUIPMENT MANUFACTURERS	100.00	51.24	26.15	24.94	36.69	27.45

INDEPENDENT AUDITORS

        KPMG, LLP acted as our independent auditors for the fiscal year ended June 30, 2005. A representative of KPMG, LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

FINANCIAL STATEMENTS

        A copy of our Annual Report to Stockholders for the fiscal year ended June 30, 2005 has been provided to all stockholders as of September 30, 2005. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

MISCELLANEOUS INFORMATION

Certain Relationships and Related Transactions

        Our Chairman of the Board and Chief Executive Officer, Mr. Harvey R. Blau, is also Chairman of the Board and Chief Executive Officer of Griffon Corporation. During fiscal 2005, a subsidiary of Griffon Corporation purchased products from us for an aggregate $163,000 in various arms length transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Exchange. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. Based solely upon our review of the copies of the forms we have received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2005, except Mr. Badlato filed a late Form 4 reporting a grant of options to him for 25,000 shares in June 2005.

Matters to be Considered at the Meeting

        The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

        The cost of soliciting proxies in the accompanying form, which we estimate to be $20,000, will be paid by us. We have engaged MacKenzie Partners, Inc. to assist us in solicitation of proxies. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

Deadline for Submission of Stockholder Proposals for the 2006 Annual Meeting

        Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than June 8, 2006 to be included in the proxy statement for that meeting.

        In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the company at our principal offices not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, the stockholders' notice must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and in the case of a stockholder nomination for election of directors at a special meeting of stockholders called for the purpose of electing directors, the notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

        Pursuant to our by-laws, if notice of any stockholder proposal is received after August 12, 2006, then the notice will be considered untimely and we are not required to present such proposal at the 2006 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after August 12, 2006 at the 2006 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2006 Annual Meeting may exercise discretionary voting power with respect to such proposal.

Incorporation by Reference

        Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means the company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Audit Committee Report and Stock Performance Graph in this proxy statement are not incorporated by reference into any other filings with the SEC.

        We will provide without charge to any stockholder as of the record date, copies of our Annual Report on Form 10-K, upon written request delivered to Leonard Borow, Secretary, at the Company's offices at 35 South Service Road, P.O. Box 6022, Plainview, NY 11803.

                      By Order of the Board of Directors,
                      LEONARD BOROW
                       Secretary

Dated: October 6, 2005
            Plainview, New York

Exhibit A

AUDIT COMMITTEE CHARTER
Aeroflex Incorporated

  Purpose

        The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the accounting and financial reporting processes of the company, (2) the integrity of the financial statements of the Company, (3) the independent auditor's qualifications and independence, (4) the performance of the Company's internal audit function and independent auditors, and (5) the compliance by the Company with legal and regulatory requirements.

        The Audit Committee shall prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

  Committee Membership

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall satisfy the independence and experience requirements of Section 10A of the Securities Exchange Act of 1934, The Nasdaq Stock Market and any other regulatory requirements pertaining to qualifications of Audit Committee members.

        The members of the Audit Committee shall be appointed by the Board on the recommendation of the Ethics, Nominating & Governance Committee and shall serve until their successors are duly appointed and qualified. Audit Committee members may be replaced by the Board.

  Meetings

        The Audit Committee shall meet as often as it determines, but not less frequently than quarterly, either in person or telephonically. The Audit Committee may form and delegate authority to subcommittees when appropriate. The Audit Committee may require any officer or employee of the Company, the Company's outside counsel or the Company's independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions at least quarterly.

  Committee Authority and Responsibilities

        The Audit Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, to replace the independent auditor or nominate the independent auditors for shareholder approval. The Audit Committee shall pre-approve all audit and non-audit services. The Audit Committee shall consult with management but shall not delegate these responsibilities.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of issuing or rendering an audit report and to any advisors employed by the Audit Committee.

        The Audit Committee, to the extent it deems necessary or appropriate, shall:

        With Respect to Financial Statement and Disclosure Matters

        1.     Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

        2.     Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

        3.     Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including, (a) any significant changes in the Company's selection or application of accounting principles, (b) any major issues as to the adequacy of the Company's internal controls, (c) the development, selection and disclosure of critical accounting estimates, and (d) analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

        4.     Discuss with management and the independent auditor:

          (a)   All significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and any material weaknesses in internal controls reported by management;

          (b)   Any significant changes in the Company's internal controls; and

          (c)   Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

        5.     Review and discuss with management the Company's earnings press releases.

        6.     Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the Company's financial statements.

        7.     Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

        8.     Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

          (a)   The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

          (b)   The management letter provided by the independent auditor and the Company's response to that letter.

          (c)   Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to any Company employee or requested information, and any significant disagreements with management.

        9.     Discuss with the independent auditors the matters required to be discussed by Section 10A(k) of the Securities Exchange Act of 1934, as amended, as follows:

          (a)   All critical accounting policies and practices to be used;

          (b)   All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

          (c)   Other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

        10.   Review and discuss the adequacy and effectiveness of the Company's disclosure controls and procedures and management reports thereon.

        With Respect to the Independent Auditor

        11.   Have the sole authority to review in advance, and grant any appropriate pre-approvals of, (i) all auditing services to be provided by the independent auditors and (ii) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, and in connection therewith to approve all fees and other terms of engagement. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.) The Audit Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934 with respect to non-audit services.

        12.   Review the experience and qualifications of the senior members of the independent auditor team.

        13.   Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality control procedures, (b) any material issues raised by the most recent review of the firm by the Public Company Accounting Oversight Board, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, (d) all relationships between the independent auditor and the Company and (e) confirmation that their audit has been performed in accordance with the requirements of Section 10A of the Securities Exchange Act of 1934.

        14.   Evaluate the qualifications, performance and independence of the independent auditor, including the auditor's quality controls and whether the provision of non audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

        15.   Confirm that the lead audit partner, and the lead audit partner responsible for reviewing the audit, for the Company's independent auditors has not performed audit services for the Company for in excess of the five previous fiscal years.

        16.   Review with the independent auditors any issue on which they consulted with the national office of the independent auditor.

        17.   Meet with the independent auditor prior to the audit to discuss the planning, scope and staffing of the audit.

        With Respect to Internal Audit Function

        18.   In consultation with the independent auditors and the internal auditors, (a) review the adequacy of the Company's internal control structure and system, and the procedures designed to insure compliance with laws and regulations, and (b) discuss the responsibilities, budget and staffing needs of the internal auditors.

        19.   Review, based upon the recommendation of the independent auditors and the head of the internal auditors, the scope and plan of the work to be done by the internal auditors and review on an annual basis the performance of the internal auditors.

        20.   Appoint and replace the senior internal auditing executive who shall report to the Audit Committee with respect to his or her internal audit responsibilities.

        21.   Review the significant reports to management prepared by the internal auditing department and management's responses.

        22.   Review with management and the independent auditors the sufficiency and quality of the internal auditors and other financial and accounting personnel of the Company.

        With Respect to Compliance Oversight

        23.   Discuss with management, the Company's senior internal auditing executive and the independent auditor whether the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics.

        24.   Review disclosure of insider and affiliated party transactions.

        25.   Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics, including any codes of ethics applicable to the chief executive officer and senior financial officers.

        26.   Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

        27.   Review with management, the independent auditors, the internal auditors and the Company's counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's compliance policies or financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

        With Respect to Complaints

        28.   Establish procedures for:

          (1)   The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

          (2)   The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        29.   Discuss with management and the independent auditor any employee complaints which raise issues with respect to the company's financial statements or accounting policies.

  General—The Audit Committee shall:

        30.   Make regular reports to the Board of Directors.

        31.   Establish the policy for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

        32.   Review any management decision to seek a second opinion from independent auditors other than the Company's regular independent auditors with respect to any significant accounting issue.

        33.   Review and reassess the adequacy of this Committee and its Charter at least annually and recommend to the Board any changes the Committee deems appropriate.

        34.   Perform any other activities consistent with this Charter, the Company's By-Laws and governing law as the Committee or the Board deems necessary or appropriate.

        35.   Make available this Charter on the Company's website at www.aeroflex.com as required by the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market.

  Limitation of Audit Committee's Role

        36.   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Exhibit B

AEROFLEX INCORPORATED

2002 OUTSIDE DIRECTORS' STOCK OPTION PLAN
(as amended through August 17, 2005)

        1.     Purposes of the Plan.    The purposes of this 2002 Outside Directors' Stock Option Plan are to attract and retain highly skilled individuals as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

        All options granted hereunder shall be "non-statutory stock options."

        2.     Definitions.    As used herein, the following definitions shall apply:

          (a)   "Board" means the Board of Directors of the Company.

          (b)   "Code" means the Internal Revenue Code of 1986, as amended.

          (c)   "Change in Control" means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

            (i)    a change in control as such term is presently defined in Regulation 240.12b-(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

            (ii)   if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company's then outstanding securities; or

            (iii)  if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

          (d)   "Common Stock" means the Common Stock of the Company, par value $0.10 per share.

          (e)   "Company" means Aeroflex Incorporated, a Delaware corporation.

          (f)    "Director" means a member of the Board.

          (g)   "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee or consulting fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company unless the Director and the Company agree that, as a result of payment of such fees in connection with services rendered, such Director should not be considered an Outside Director.

          (h)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i)    "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or, if more than one, on the exchange with the greatest volume of trading in the Company's Common Stock) on the day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

             (ii)  If the Common Stock is quoted on Nasdaq (but not on the National Market) or regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock on the day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (j)    "Option" means an option to purchase Common Stock granted pursuant to the Plan.

          (k)   "Optioned Stock" means the Common Stock subject to an Option.

          (l)    "Optionee" means an Outside Director who receives an Option.

          (m)  "Outside Director" means a Director who is not an Employee.

          (n)   "Plan" means this 2002 Outside Directors' Stock Option Plan.

          (o)   "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

        3.     Stock Subject to the Plan.    Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,125,000 Shares (the "Pool") of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

        4.     Administration of and Grants under the Plan.

          (a)   Administration.    Except as otherwise required herein, the Plan shall be administered by the Board. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

          (b)   Option Grants.

              (i)  No person shall have any discretion to select which outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

             (ii)  Commencing March 1, 2003 and each subsequent March 1 during the term of this Plan, each Outside Director shall automatically receive an additional option to purchase 25,000 Shares (the "Annual Option"), provided that (1) the Annual Option shall be granted only to an outside Director who has served on the Board for at least three full months prior to the date of grant and (2) the grant of an Annual Option shall be subject to the person's continued service as an outside Director.

            (iii)  The terms of each Option granted hereunder shall be as follows:

              (1)   Each Option shall terminate, if not previously exercised or otherwise terminated, on a date ten (10) years after the date of grant.

              (2)   Each Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

              (3)   The exercise price per Share of each Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

              (4)   Each Option shall become exercisable in installments as follows: up to 33 1/3% on the date of grant; up to 66 2/3% on and after the first anniversary of the date of grant; and up to 100% on and after the second anniversary of the date of grant.

            (iv)  In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

          (c)   The Board has the authority to interpret the Plan and to prescribe the rules and regulations relating thereto.

        5.     Eligibility.    Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b).

        The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

        6.     Term of Plan.    The Plan shall become effective upon the earlier to occur of August 26, 2002, the date of its adoption by the Board, or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

        7.     Option Exercise Price and Consideration.

          (a)   Exercise Price.    The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

          (b)   Form of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option may consist, at the option of the Company of (i) cash, (ii) check, (iii) other shares of the Company's Common Stock which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under any cashless exercise program implemented by the Company in connection with the Plan, or (v) a combination thereof.

        8.     Exercise of Option.

          (a)   Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

          Except as otherwise provided in Section 3, exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the option, by the number of Shares as to which the option is exercised.

          (b)   Termination of Status as a Director.    If an Outside Director ceases to serve as a Director, he may, but only within three (3) months after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that the Director was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c)   Disability of Optionee.    Notwithstanding the provisions of Section 8(b) above, in the event an Optionee is unable to continue his service as a Director as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d)   Death of Optionee.    In the event of the death of an Optionee during his term as a Director, the Option shall be exercisable to the extent it was exercisable at the date of termination, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired.

        9.     Non-Transferability of Options.    Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Options may be exercised, during the lifetime of the Optionee, only by the Optionee.

        10.   Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change in Control.

          (a)   Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, as applicable, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, spin off, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

          (b)   Dissolution or Liquidation.    In the event of a proposed dissolution or liquidation of the Company, Options shall become fully vested and fully exercisable, including as to Shares as to which it would not otherwise be exercisable. To the extent an Option remains unexercised at the time of the dissolution or liquidation, the Option shall terminate.

          (c)   Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof (the "Successor Corporation"). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above.

          If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of sixty (60) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

          For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

          (d)   Change in Control.    In the event of a Change in Control, at the option of the Board, (a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and (b) an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.

        11.   Amendment and Termination of the Plan.

          (a)   Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)   Effect of Amendment or Termination.    Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated. The Board shall not have the right to reprice any outstanding Options without the affirmative vote of a majority of all stockholders voting on the repricing proposal.

        12.   Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

        13.   Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        14.   Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        15.   Agreements.    Options shall be evidenced by written option agreements in such form as the Board shall approve.

        16.   Stockholder Approval.    Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual or special meeting of stockholders held subsequent to the adoption of the Plan. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

ANNUAL MEETING OF STOCKHOLDERS OF

AEROFLEX INCORPORATED

November 10, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/  Please detach along perforated line and mail in the envelope provided.   \/

The Board of Directors recommends a vote FOR the following proposals: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of the nominees listed below, as set forth in the proxy statement			2.	Amendment of the 2002 Outside Directors' Stock Option Plan	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: ☐ John F. Benedik ☐ Ernest E. Courchene, Jr. ☐ Barton D. Strong		3.
To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

				THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY FOLLOWING THE INSTRUCTION TO THE LEFT BELOW THE NOMINEES NAMES. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:		☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AEROFLEX INCORPORATED

BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING

November 10, 2005

        The undersigned hereby appoints Harvey R. Blau and Leonard Borow, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Aeroflex Incorporated, a Delaware corporation, at the annual meeting of stockholders scheduled to be held November 10, 2005 and any adjournments thereof.

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE

QuickLinks

AEROFLEX INCORPORATED
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS November 10, 2005
AEROFLEX INCORPORATED 35 South Service Road Plainview, New York 11803 ANNUAL MEETING OF STOCKHOLDERS Thursday, November 10, 2005 PROXY STATEMENT
ABOUT THE MEETING
PROPOSAL 1—ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
PROPOSAL 2—AMENDMENT TO THE 2002 OUTSIDE DIRECTORS' STOCK OPTION PLAN
NEW PLAN BENEFITS 2002 OUTSIDE DIRECTORS' EQUITY INCENTIVE PLAN
STOCK OWNERSHIP
MANAGEMENT
EXECUTIVE COMPENSATION Summary Compensation Table
OPTION GRANTS IN LAST FISCAL YEAR
Supplemental Executive Retirement Plan Table Annual Benefit at Normal Retirement
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
AUDIT AND RELATED FEES
COMMON STOCK PERFORMANCE GRAPH
INDEPENDENT AUDITORS
FINANCIAL STATEMENTS
MISCELLANEOUS INFORMATION
AUDIT COMMITTEE CHARTER Aeroflex Incorporated
AEROFLEX INCORPORATED 2002 OUTSIDE DIRECTORS' STOCK OPTION PLAN (as amended through August 17, 2005)